Exhibit 99.1

Veritiv Announces First Quarter 2023 Financial Results, Reaffirms 2023 Guidance

First Quarter Highlights

•	Net Income of $68.7 million, a decrease of 12.5% from prior year

•	Diluted EPS of $5.00, a decrease of 2.3% from prior year

•	Adjusted EBITDA and Adjusted EBITDA margin[1] of $103.8 million and 6.9%, respectively

•	Returned $8.5 million to shareholders through dividends

•	Named a 2023 World's Most Admired Company by Fortune Magazine

ATLANTA (May 9, 2023) – Veritiv Corporation (NYSE: VRTV), a full-service provider of business-to-business products, services and solutions, today announced financial results for the first quarter ended March 31, 2023.

“The ongoing execution of our commercial strategy drove record first quarter Adjusted EBITDA margin, despite industry-wide destocking and softening demand,” said Sal Abbate, Chief Executive Officer. “The combination of working capital management and the benefits of our recession-resistant business model also drove strong free cash flow for the quarter.”

Abbate concluded, "We believe the benefits from our diversified and complementary portfolio of products, industry verticals and customers will continue to generate strong free cash flow and provide stability and investment optionality during this uncertain macroeconomic environment."

For the three months ended March 31, 2023, compared to the three months ended March 31, 2022:

•	Net sales were $1.5 billion, a decrease of 18.7% from the prior year; organic sales decreased 7.8%.

•	Net income was $68.7 million, compared to $78.5 million in the prior year. Net restructuring charges were none, compared to $2.7 million in the prior year.

•	Basic and diluted earnings per share were $5.08 and $5.00, respectively, compared to $5.31 and $5.12, respectively, in the prior year.

•	Adjusted EBITDA was $103.8 million, a decrease of 13.1% from the prior year.

•	Adjusted EBITDA margin was 6.9%, an increase of 50 basis points from the prior year.

For the three months ended March 31, 2023, net cash provided by operating activities was $70.9 million and free cash flow was $68.0 million.

“Disciplined management of our working capital and earnings stability resulted in strong free cash flow of $68 million for the first quarter,” said Eric Guerin, Chief Financial Officer. "Our record low leverage ratio of 0.3x, along with an active pipeline of inorganic opportunities, provides strategic optionality for the Company to act on our capital allocation priorities. Based on our results and current market trends, we are reaffirming our guidance for 2023 as our strategic initiatives provide confidence in achieving our financial goals for the year."

2023 Guidance

The Company reaffirms its full year 2023 guidance. Net income is expected to be in the range of $265 to $305 million. Diluted earnings per share is estimated to be in the range of $19.00 to $22.00, based on approximately 13.9 million fully diluted shares outstanding. Adjusted EBITDA is expected to be in the range of $430 to $490 million. Net cash provided by operating activities and free cash flow are expected to be approximately $305 million and $275 million, respectively. Capital investments are estimated to be approximately $45 million, consisting of approximately $30 million of traditional capital expenditures and approximately $15 million of cloud computing arrangements2, consistent with our investments in technology.

Quarterly Dividend

Veritiv Corporation's Board of Directors approved a dividend of $0.63 per share payable on June 5, 2023 to shareholders of record as of the close of business on May 18, 2023.

1Adjusted EBITDA margin, a non-GAAP metric, is defined as Adjusted EBITDA as a percentage of net sales.

2Capital expenditures are reported in cash flow from investing activities and cloud computing arrangements are reported in cash flow from operating activities.

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Veritiv Corporation will host a conference call and webcast today, May 9, 2023, at 9 a.m. (ET) to discuss its first quarter results. To participate, callers within the United States (U.S.) and Canada can dial (888) 330-2469, and international callers can use the following link for international access numbers, https://events.evolveirportal.com/custom/access/2324, both using conference ID number 3047006. Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the webcast is completed.

Important information regarding measures not presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a full-service provider of packaging, JanSan and hygiene products, services and solutions. Additionally, Veritiv provides print and publishing products. Serving customers in a wide range of industries both in North America and globally, Veritiv has distribution centers throughout the U.S. and Mexico, and team members around the world helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the "Company") future operating results, performance, strategy, business plans, prospects and guidance, statements related to customer demand, supply and demand imbalances, the expected competitive landscape, the expected impact of COVID-19 and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "continue," "intend," "will," "may," "should," "could," "would," "plan," "estimate," "predict," "potential," "goal," "outlook," or the negative of such terms, or other comparable expressions, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future results and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, strategy, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include the risks and other factors described under "Risk Factors" and elsewhere in our Annual Report on Form 10-K and in the Company's other publicly available reports filed with the Securities and Exchange Commission ("SEC"). Such risks and other factors, which in some instances are beyond the Company's control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; procurement and other risks in obtaining packaging, facility products and paper from our suppliers for resale to our customers; changes in prices for raw materials; changes in trade policies and regulations; increases in the cost of fuel and third-party freight and the availability of third-party freight providers; the loss of multiple significant customers; adverse developments in general business and economic conditions that could impair our ability to use net operating loss carryforwards and other deferred tax assets; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our ability to attract, train and retain appropriately qualified employees; our pension and health care costs and participation in multi-employer pension, health and welfare plans; the effects of work stoppages, union negotiations and labor disputes; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; our ability to adequately address environmental, social and governance matters; changes in tax laws; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; regulatory changes and judicial rulings impacting our business; adverse impacts from the COVID-19 pandemic; the impact of adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets on demand for our products and services, our business including our international operations, and our customers; foreign currency fluctuations; inclement weather, widespread outbreak of an illness, anti-terrorism measures and other disruptions to our supply chain, distribution system and operations; our dependence on a variety of information technology and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cybersecurity risks; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results.

The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales	$1,510.2	$1,858.1
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,144.1	1,455.4
Distribution expenses	89.7	112.2
Selling and administrative expenses	171.4	187.9
Depreciation and amortization	10.1	12.7
Restructuring charges, net	—	2.7
Operating income	94.9	87.2
Interest expense, net	4.7	3.5
Other (income) expense, net	1.0	(0.6)
Income before income taxes	89.2	84.3
Income tax expense	20.5	5.8
Net income	$68.7	$78.5

Earnings per share:
Basic	$5.08	$5.31
Diluted	$5.00	$5.12

Weighted-average shares outstanding:
Basic	13.53	14.77
Diluted	13.74	15.32

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$33.0	$40.6
Accounts receivable, less allowances of $24.3 and $26.7, respectively	789.8	889.6
Inventories	470.9	423.9
Other current assets	101.2	103.7
Total current assets	1,394.9	1,457.8
Property and equipment (net of accumulated depreciation and amortization of $329.1 and $325.5, respectively)	124.2	127.5
Goodwill	96.3	96.3
Other intangibles, net	34.5	35.6
Deferred income tax assets	29.4	29.0
Other non-current assets	347.6	343.4
Total assets	$2,026.9	$2,089.6
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$444.6	$452.9
Accrued payroll and benefits	44.1	106.2
Other accrued liabilities	144.2	154.1
Current portion of debt	13.6	13.4
Total current liabilities	646.5	726.6
Long-term debt, net of current portion	231.9	264.8
Defined benefit pension obligations	0.8	0.4
Other non-current liabilities	330.4	341.7
Total liabilities	1,209.6	1,333.5
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized; shares issued - 17.5 million and 17.5 million, respectively; shares outstanding - 13.5 million and 13.5 million, respectively	0.2	0.2
Additional paid-in capital	611.3	613.1
Accumulated earnings	532.8	472.6
Accumulated other comprehensive loss	(9.9)	(12.7)
Treasury stock at cost - 4.0 million and 4.0 million shares, respectively	(317.1)	(317.1)
Total shareholders' equity	817.3	756.1
Total liabilities and shareholders' equity	$2,026.9	$2,089.6

VERITIV CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net income	$68.7	$78.5
Depreciation and amortization	10.1	12.7
Amortization and write-off of deferred financing fees	0.4	0.4
Net (gains) losses on disposition of assets and sale of businesses	0.0	(2.3)
Provision for expected credit losses	(1.7)	(0.6)
Deferred income tax provision	(0.2)	(12.7)
Stock-based compensation	1.8	2.8
Other non-cash items, net	(0.2)	0.5
Changes in operating assets and liabilities
Accounts receivable	102.2	(25.8)
Inventories	(45.7)	(8.8)
Other current assets	3.5	(1.1)
Accounts payable	19.1	4.5
Accrued payroll and benefits	(69.3)	(50.6)
Other accrued liabilities	(11.5)	1.0
Other	(6.3)	(4.4)
Net cash provided by (used for) operating activities	70.9	(5.9)
Investing activities
Property and equipment additions	(2.9)	(9.4)
Proceeds from asset sales and sale of businesses, net of cash transferred	0.2	0.2
Proceeds from insurance related to property and equipment	—	2.1
Net cash provided by (used for) investing activities	(2.7)	(7.1)
Financing activities
Change in book overdrafts	(29.0)	20.3
Borrowings of long-term debt	1,459.5	1,515.2
Repayments of long-term debt	(1,488.8)	(1,481.8)
Payments under right-of-use finance leases	(2.5)	(3.4)
Payments under vendor-based financing arrangements	(3.4)	(3.2)
Purchase of treasury stock	—	(10.4)
Impact of tax withholding on share-based compensation	(3.6)	(29.5)
Dividends paid to shareholders	(8.5)	—
Other	(0.2)	0.2
Net cash provided by (used for) financing activities	(76.5)	7.4
Effect of exchange rate changes on cash	0.7	0.0
Net change in cash and cash equivalents, including cash classified within assets-held-for-sale	(7.6)	(5.6)
Less: cash included in assets-held-for-sale, end of period	—	(9.9)
Net change in cash and cash equivalents	(7.6)	(15.5)
Cash and cash equivalents at beginning of period	40.6	49.3
Cash and cash equivalents at end of period	$33.0	$33.8
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$21.6	$15.1
Cash paid for interest	4.2	2.9
Non-cash investing and financing activities
Non-cash additions to property and equipment for right-of-use finance leases and vendor-based financing arrangements	$2.7	$15.6
Non-cash additions to other non-current assets for right-of-use operating leases	14.3	31.2

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including organic sales (net sales on an average daily sales basis, excluding revenue from sold businesses and revenue from acquired businesses for a period of 12 months after we complete the acquisition), Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, integration and acquisition expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges (benefits), fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments), free cash flow and other non-GAAP measures such as the Net Leverage Ratio (calculated as net debt divided by trailing twelve months of Adjusted EBITDA) and Return on Invested Capital "ROIC" (calculated as Net Operating Profit After Tax divided by the sum of net working capital and property and equipment. Net Operating Profit After Tax is defined as Adjusted EBITDA less depreciation and amortization times 1 minus the standard tax rate1). We believe investors commonly use Adjusted EBITDA, free cash flow and these other non-GAAP measures as key financial metrics for valuing companies; we also present organic sales to help investors better compare period-over-period results. In addition, the credit agreement governing our Asset-Based Lending Facility (the "ABL Facility") permits us to exclude the foregoing and other charges in calculating "Consolidated EBITDA", as defined in the ABL Facility. Consolidated EBITDA and ROIC are also used as a basis for certain compensation programs sponsored by the Company.

Organic sales, Adjusted EBITDA, free cash flow and these other non-GAAP measures are not alternative measures of financial performance or liquidity under U.S. GAAP. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable U.S. GAAP measures. Organic sales, Adjusted EBITDA, free cash flow and these other non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under U.S. GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable U.S. GAAP measures.

1 The Company uses a standard tax rate of 26%.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$68.7	$78.5
Interest expense, net	4.7	3.5
Income tax expense	20.5	5.8
Depreciation and amortization	10.1	12.7
EBITDA	104.0	100.5
Restructuring charges, net	—	2.7
Facility closure charges, including (gain) loss from asset disposition	(0.1)	(0.6)
Stock-based compensation	1.8	2.8
LIFO reserve (decrease) increase	(2.5)	11.0
Non-restructuring severance charges	0.3	1.7
Non-restructuring pension charges (benefits)	0.2	—
Other	0.1	1.4
Adjusted EBITDA	$103.8	$119.5

Net sales	$1,510.2	$1,858.1
Adjusted EBITDA as a % of net sales	6.9%	6.4%

Table I.a.

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED EBITDA GUIDANCE

(in millions, unaudited)

	Forecast for Year Ending December 31, 2023
	Low	High
Net income	$265	$305
Interest expense, net	15	15
Income tax expense	95	110
Depreciation and amortization	40	40
Other reconciling items	15	20
Adjusted EBITDA	$430	$490

Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(in millions, unaudited)

Three Months Ended March 31, 2023
Net cash provided by (used for) operating activities	$70.9
Less: Capital expenditures	(2.9)
Free cash flow	$68.0

Table II.a

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW GUIDANCE

(in millions, unaudited)

Forecast for Year Ending December 31, 2023
Net cash provided by (used for) operating activities	approximately $305
Less: Capital expenditures	approximately ($30)
Free cash flow	approximately $275

Table III

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET DEBT TO ADJUSTED EBITDA

(in millions, unaudited)

	March 31, 2023
Amount drawn on ABL Facility	$199.9
Less: Cash and cash equivalents	(33.0)
Net debt	$166.9

Last Twelve Months Adjusted EBITDA	$502.2

Net debt to Adjusted EBITDA	0.3	x

Last Twelve Months
March 31, 2023
Net income	$328.1
Interest expense, net	18.9
Income tax expense	108.7
Depreciation and amortization	43.0
EBITDA	498.7
Restructuring charges, net	(0.7)
Gain on sale of businesses	(29.7)
Facility closure charges, including (gain) loss from asset disposition	0.5
Stock-based compensation	8.5
LIFO reserve (decrease) increase	18.6
Non-restructuring severance charges	2.9
Non-restructuring pension charges (benefits)	(1.9)
Other	5.3
Adjusted EBITDA	$502.2

Table IV

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

REPORTED NET SALES TO ORGANIC SALES

(in millions, unaudited)

	Three Months Ended March 31,
	2023	2022
Reported net sales	$1,510.2	$1,858.1
Impact of change in selling days (1)	—	—
Net sales (on an average daily sales basis)	1,510.2	1,858.1
Business divestitures (2)	—	(220.6)
Organic sales	$1,510.2	$1,637.5

Business Days	63	63

(1) Adjustment for differences in the number of selling days, if any.

(2) Represents the net sales of each of the following divested businesses prior to its respective divestiture: Veritiv Canada, Inc. (May 2, 2022) and the logistics solutions business (September 1, 2022).

Veritiv Contacts:

Investors: Scott Palfreeman, 844-845-2136	Media: Kristie Madara, 770-391-8471